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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                            32-6031278
            (STATE OF INCORPORATION                 (I.R.S. EMPLOYER
                OR ORGANIZATION)
                IDENTIFICATION NO.)
                 210 N. HALE STREET                       60187
                  WHEATON, ILLINOIS                     (ZIP CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act                    12(g) of the Exchange Act and is
and is effective pursuant to                 effective pursuant to General
General Instruction A.(c), please            Instruction A.(d), please check the
check the following box. /X/                 following box. / /

Securities Act registration statement file number to which this form relates:
333 - 112832

       Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED

Common Stock                                 New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

1.  Item Description of Registrant's Securities to be Registered.

          The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-112832 and 811-21515) as filed electronically with the Securities and Exchange Commission (the "Commission") on February 13, 2004 (Accession No. 0000950172-04-000425) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on March 19, 2004 (Accession No. 0001047469-04-008551), as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on March 26, 2004 (Accession No .0001047469-04-009492), Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2, as filed with the Commission on April 26, 2004 (Accession No. 0000912057-04-000392), which are incorporated by reference.

ITEM 2.   EXHIBITS.

       Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     TS&W / CLAYMORE TAX-ADVANTAGED
                                     BALANCED FUND


                                     By: /s/ Nicholas Dalmaso
                                        --------------------------------------
                                     Name:  Nicholas Dalmaso
                                     Title: Trustee, Chief Legal and Executive

     Officer


Date: April 27, 2004